                                                               Exhibit 10
                                  $350,000,000


                                CREDIT AGREEMENT


                                  dated as of


                                  May 14, 1998


                                     among


                  General American Transportation Corporation,


                            The Banks Listed Herein,


                      The First National Bank of Chicago,
                            as Administrative Agent,


                                      and


                   Morgan Guaranty Trust Company of New York,
                             as Documentation Agent

                               TABLE OF CONTENTS

                                ---------------



                                                                                  PAGE
                                                                                  ----
                                   ARTICLE 1
                                  DEFINITIONS

SECTION 1.01.  Definitions.......................................................    1
SECTION 1.02.  Accounting Terms and Determinations...............................   12
SECTION 1.03.  Types of Borrowings...............................................   12

                                   ARTICLE 2
                                  THE CREDITS

SECTION 2.01.  Commitments to Lend................................................   13
SECTION 2.02.  Notice of Committed Borrowing; Notice of Interest Rate
       Election...................................................................   13
SECTION 2.03.  Money Market Borrowings............................................   16
SECTION 2.04.  Notice to Banks; Funding of Loans..................................   20
SECTION 2.05.  Registry...........................................................   20
SECTION 2.06.  Maturity of Loans..................................................   21
SECTION 2.07.  Interest Rates.....................................................   21
SECTION 2.08.  Fees...............................................................   23
SECTION 2.09.  Optional Termination or Reduction of Commitments...................   23
SECTION 2.10.  Mandatory Termination of Commitments...............................   23
SECTION 2.11.  Optional Prepayments...............................................   23
SECTION 2.12.  General Provisions as to Payments..................................   24
SECTION 2.13.  Funding Losses.....................................................   25
SECTION 2.14.  Computation of Interest and Fees...................................   25
SECTION 2.15.  Regulation D Compensation..........................................   25
SECTION 2.16.  Optional Increase in Commitments...................................   26
SECTION 2.17.  Mandatory Prepayment in the Event of a Change in
       Control....................................................................   27


                                   ARTICLE 3
                                   CONDITIONS


SECTION 3.01.  Effectiveness......................................................   27
SECTION 3.02.  Borrowings.........................................................   28

                                                                                    Page
                                                                                    ----

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES


SECTION 4.01.  Corporate Existence...............................................    29
SECTION 4.02.  Authorization of Agreement; No Violation..........................    29
SECTION 4.03.  Governmental Approvals............................................    29
SECTION 4.04.  Binding Effect....................................................    30
SECTION 4.05.  Financial Information.............................................    30
SECTION 4.06.  Litigation........................................................    30
SECTION 4.07.  Employee Benefit Plans............................................    30
SECTION 4.08.  Taxes.............................................................    31
SECTION 4.09.  Subsidiaries......................................................    31
SECTION 4.10.  Full Disclosure...................................................    31
SECTION 4.11.  Compliance with Laws..............................................    32
SECTION 4.12.  Environmental Matters.............................................    32

                                   ARTICLE 5
                                   COVENANTS

SECTION 5.01.  Maintenance of Existence..........................................    32
SECTION 5.02.  Compliance with Laws, Etc.........................................    33
SECTION 5.03.  Payment of Taxes and Claims, Etc..................................    33
SECTION 5.04.  Keeping of Books..................................................    33
SECTION 5.05.  Visitation, Inspection, Etc.......................................    33
SECTION 5.06.  Insurance.........................................................    33
SECTION 5.07.  Reporting Covenants...............................................    33
SECTION 5.08.  Financial Test Covenants..........................................    36
SECTION 5.09.  Mergers, Etc......................................................    37
SECTION 5.10.  Negative Pledge...................................................    37
SECTION 5.11.  Use of Proceeds...................................................    38
SECTION 5.12.  Certain Transfers to Subsidiaries of the Borrower.................    38
SECTION 5.13.  Transactions with Affiliates......................................    39


                                   ARTICLE 6
                                    DEFAULTS

SECTION 6.01.  Payments..........................................................    39
SECTION 6.02.  Covenants Without Notice..........................................    39
SECTION 6.03.  Other Covenants...................................................    39
SECTION 6.04.  Representations...................................................    40
SECTION 6.05.  Non-payments of Other Indebtedness................................    40


                                                                             Page
                                                                             ----
SECTION 6.06.  Defaults under Other Agreements.............................    40
SECTION 6.07.  Failure to Pay, Etc.........................................    40
SECTION 6.08.  Bankruptcy..................................................    40
SECTION 6.09.  ERISA.......................................................    41
SECTION 6.10.  Judgments...................................................    41
SECTION 6.11.  Change of Control of the Borrower...........................    41


                                   ARTICLE 7
                                   THE AGENTS

SECTION 7.01.  Appointment and Authorization...............................    42
SECTION 7.02.  Agents and Affiliates.......................................    42
SECTION 7.03.  Action by Agents............................................    42
SECTION 7.04.  Employment of Agents and Experts............................    43
SECTION 7.05.  Liability of Agents.........................................    43
SECTION 7.06.  Indemnification.............................................    44
SECTION 7.07.  Credit Decision.............................................    44
SECTION 7.08.  Successor Administrative Agent..............................    44
SECTION 7.09.  Agents' Fees................................................    45


                                   ARTICLE 8
                            CHANGE IN CIRCUMSTANCES

SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair....    45
SECTION 8.02.  Illegality..................................................    46
SECTION 8.03.  Increased Cost and Reduced Return...........................    46
SECTION 8.04.  Taxes.......................................................    48
SECTION 8.05.  Base Rate Loans Substituted for Affected EuroDollar
       Loans...............................................................    49
SECTION 8.06.  Replacement of Bank.........................................    50

                                   ARTICLE 9
                                 MISCELLANEOUS

SECTION 9.01.  Notices.....................................................    51
SECTION 9.02.  No Waivers..................................................    51
SECTION 9.03.  Expenses; Indemnification...................................    51
SECTION 9.04.  Sharing of Set-offs.........................................    52
SECTION 9.05.  Amendments and Waivers......................................    52
SECTION 9.06.  Successors and Assigns......................................    53
SECTION 9.07.  Collateral..................................................    54



                                                                                 Page
                                                                                 ----
SECTION 9.08.  Governing Law; Submission to Jurisdiction.......................   54
SECTION 9.09.  Counterparts; Integration.......................................   55
SECTION 9.10.  WAIVER OF JURY TRIAL............................................   55
SECTION 9.11.  Confidentiality.................................................   55

PRICING SCHEDULE
Schedule 5.10

EXHIBIT A - Note
EXHIBIT B - Money Market Quote Request
EXHIBIT C - Invitation for Money Market Quotes
EXHIBIT D - Money Market Quote
EXHIBIT E - Opinion of Counsel for the Borrower
EXHIBIT F - Opinion of Special Counsel for the Agents
EXHIBIT G - Assignment and Assumption Agreement


     AGREEMENT dated as of May 14, 1998 among GENERAL AMERICAN TRANSPORTATION CORPORATION, the BANKS listed on the signature pages hereof, THE FIRST NATIONAL BANK OF CHICAGO, as Administrative Agent, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent.

     The parties hereto agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

     SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

     "ABSOLUTE RATE AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

     "ADMINISTRATIVE AGENT" means The First National Bank of Chicago in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

     "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

     "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "CONTROLLING PERSON") or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "CONTROL" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGENTS" means the Administrative Agent and the Documentation Agent.

     "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

     "ASSIGNEE" has the meaning set forth in Section 9.06(c).

     "AUTHORIZED OFFICER" means any of the Chairman of the Board of Directors, President, Chief Financial Officer, Treasurer or Assistant Treasurer of the Borrower, acting singly.

     "BANK" means each bank listed on the signature pages hereof, each Person which becomes a Bank pursuant to Section 2.16 or 8.06 and each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

     "BANKRUPTCY CODE" is defined in Section 6.08.

     "BASE RATE" means, for any day, a rate per annum equal to the higher of
(i) the Corporate Base Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Effective Rate for such day.

     "BASE RATE LOAN" means (i) a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article 8 or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

     "BORROWER" means General American Transportation Corporation, a New York corporation, and its successors.

     "BORROWING" has the meaning set forth in Section 1.03.

     "CHANGE IN CONTROL" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of GATX, or (ii) Continuing Directors shall cease to constitute a majority of the board of directors of GATX.

     "CHANGE IN CONTROL NOTICE" is defined in Section 2.17.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COMMITMENT" means (i) with respect to each Bank listed on the signature pages hereof, the amount set forth opposite its name on the signature pages hereof and (ii) with respect to each Assignee or other Person which becomes a Bank pursuant to Section 9.06(c), 2.16 or 8.06, the amount of the Commitment thereby assumed by it, in each case as such amount may be reduced from time to time pursuant to Sections 2.09 and 9.06(c) or increased from time to time pursuant to Sections 2.16, 8.06 and 9.06(c).

     "COMMITTED LOAN" means a loan made by a Bank pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "CONSOLIDATED ADJUSTED EBIT" means, for any period, the sum of Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Consolidated Interest Expense, provisions for income tax and fifty percent (50%) of Consolidated Railcar Lease Expense for such period minus, to the extent included in such Consolidated Net Income, all income of the Borrower and its Subsidiaries derived from Investments in GATX or any Subsidiary of GATX (other than the Borrower or a Subsidiary of the Borrower).

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, the interest expense of the Borrower and its Subsidiaries, determined on a consolidated basis for such period.

     "CONSOLIDATED NET INCOME" means, for any period, the net after-tax income of the Borrower and its Subsidiaries for such period, determined on a consolidated basis.

     "CONSOLIDATED NET WORTH" means, at any date, the consolidated stockholders' equity of Borrower and its Subsidiaries as at such date.

     "CONSOLIDATED RAILCAR LEASE EXPENSE" means, for any fiscal period of the Borrower, the consolidated railcar operating lease expense of the Borrower and its Subsidiaries for such fiscal period.

     "CONSOLIDATED TANGIBLE NET WORTH" means, at any date, Consolidated Net Worth at such date minus, to the extent reflected therein, intangible assets, including, without limitation, franchises, patents and patent applications, trademarks and service marks, goodwill, research and development expenses, unamortized debt discount and expense, and all write-ups in the book value of any asset (excluding write-ups of assets resulting from the application of principles of purchase accounting).

     "CONTINUING DIRECTOR" means (i) any director of GATX on the date of this Agreement and (ii) any director of GATX elected to the board to replace a Continuing Director who shall have died, or who shall have retired or resigned from the board in the ordinary course, and whose election or nomination was approved by a majority of the Continuing Directors then in office.

     "CORPORATE BASE RATE" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

     "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "DOCUMENTATION AGENT" means Morgan Guaranty Trust Company of New York in its capacity as documentation agent for the Banks hereunder.

     "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Chicago are authorized by law to close.

     "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

     "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 3.01.

     "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions and other governmental restrictions applicable to the Borrower or a Subsidiary and relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of l974, as amended from time to time, and any rule or regulation issued thereunder.

     "ERISA AFFILIATE" means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary of the Borrower would be under "common control" within the meaning of Section 4001 of ERISA.

     "ERISA TERMINATION EVENT" means (i) a "reportable event" described in
Section 4043 of ERISA and the regulations issued thereunder, other than a "reportable event" with respect to which the provision for thirty (30) day notice to the PBGC has been waived or contingently waived under such regulations, or (ii) the withdrawal of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2)of ERISA, or (iii) the filing of a notice of intent to terminate a Plan with respect to which there are insufficient assets to pay benefits as they become due or the treatment of an amendment of such a Plan as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; provided, that no event or occurrence of the type described in clauses (i) through (v) above shall constitute an ERISA Termination Event unless there shall result from such event or occurrence either a liability or a material risk of incurring a liability to the PBGC or a Plan, which will have a Material Adverse Effect.

     "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

     "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

     "EURO-DOLLAR LOAN" means (i) a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

     "EURO-DOLLAR MARGIN" means a rate per annum determined daily in accordance with the Pricing Schedule.

     "EURO-DOLLAR RATE" means a rate of interest determined pursuant to Section 2.07(b) on the basis of a London Interbank Offered Rate.

     "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "EUROCURRENCY LIABILITIES" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

     "EVENT OF DEFAULT" has the meaning set forth in Article 6.

     "EXISTING CREDIT AGREEMENT" means the $300,000,000 Credit Agreement dated as of May 9, 1996, among the Borrower, the banks parties thereto, First Chicago, as administrative agent, and Morgan, as documentation agent, as amended to the Effective Date.

     "FACILITY FEE RATE" means a rate per annum determined daily in accordance with the Pricing Schedule.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Domestic Business Day, for the immediately preceding Domestic Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Domestic Business Day, the average of the quotations at approximately 10:00 A.M. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

     "FIRST CHICAGO" means The First National Bank of Chicago in its individual capacity, and its successors.

     "FIXED RATE LOANS" means Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01) or both.

     "GATX" means GATX Corporation, a New York corporation, and its successors.

     "GROUP OF LOANS" means at any time a group of Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time and (ii) all Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

     "INDEBTEDNESS" of any Person means (without duplication):

     (a) all obligations of such Person for borrowed money or for the deferred purchase price of property or services, and all obligations evidenced by bonds, debentures, notes or other similar instruments (but excluding in each case those accounts payable and accruals that were incurred or created in the normal course of business and have original maturities of one year or less);

     (b) all rental obligations under leases required to be capitalized under, and as valued in accordance with, generally accepted accounting principles;

     (c) all guaranties (direct or indirect), all contingent reimbursement obligations under undrawn letters of credit and other contingent obligations of such person in respect of, or obligations to purchase or otherwise acquire or to assure payment of, Indebtedness of others; and

     (d) all obligations of such person under, in connection with or related to
(A) any preferred stock or any instrument of a similar character issued by such Person which has or may potentially have characteristics of Indebtedness under generally accepted accounting principles (including, without limitation, support provided by a letter or letters of credit), or (B) any financing instrument or arrangement issued or undertaken by such Person (w) that has a stated maturity date, (x) under which any default does or may result in any payment obligation or acceleration of any payment Obligation, (y) that is subject to a redemption obligation that either is mandatory or may be imposed at the option of the holder or obligee thereof or (z) that is convertible or exchangeable into any other instrument of Indebtedness.

     "INDEMNITEE" has the meaning set forth in Section 9.03(b).

     "INTEREST PERIOD" means: (a) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months (or, if corresponding funding is available to each Bank, nine or twelve months) thereafter, as the Borrower may elect in the applicable notice; provided that:

         (i) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business day shall, subject to clause (c) below, be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

         (ii) any interest period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

         (iii) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

    (b) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with section 2.03; provided that:

         (i) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall, subject to clause (c) below, be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

         (ii) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

         (iii) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

    (c) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.03; provided that:

         (i) any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall, subject to clause (b) below, be extended to the next succeeding Domestic Business Day; and

         (ii) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

     "INVESTMENT" of a Person means any loan, advance, extension of credit or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

     "LIBOR AUCTION" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to
Section 2.03.

     "LIEN" means any mortgage, pledge, security interest, encumbrance, lien, charge or deposit arrangement or other arrangement having the practical effect of any of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

     "LOAN" means a Base Rate Loan, a Euro-Dollar Loan or a Money Market Loan and "LOANS" means Base Rate Loans, Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

     "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section
2.07(b).

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under this Agreement and any Notes, or
(iii) the validity or enforceability of this Agreement or any Note or the rights or remedies of the Agents or the Banks hereunder and thereunder.

     "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Indebtedness incurred hereunder) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $25,000,000.

     "MONEY MARKET ABSOLUTE RATE" has the meaning set forth in Section 2.03(d)(ii)(D).

     "MONEY MARKET ABSOLUTE RATE LOAN" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

     "MONEY MARKET LENDING OFFICE" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "MONEY MARKET LIBOR LOAN" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01).

     "MONEY MARKET LOAN" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

     "MONEY MARKET MARGIN" has the meaning set forth in Section 2.03(d)(ii)(C).

     "MONEY MARKET QUOTE" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

     "MORGAN" means Morgan Guaranty Trust Company of New York, in its individual capacity, and its successors.

     "NOTE" means any promissory note of the Borrower issued pursuant to
Section 2.05(b).

     "NOTICE OF BORROWING" means a Notice of Committed Borrowing (as defined in
Section 2.02(a) or a Notice of Money Market Borrowing (as defined in Section 2.03(f).

     "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section 2.02(b).

     "PARENT" means, with respect to any Bank, any Person controlling such Bank.

     "PARTICIPANT" has the meaning set forth in Section 9.06(b).

     "PAYMENT DATE" means the last day of each January, April, July and October unless such day is not a Domestic Business Day, in which case "PAYMENT DATE" shall mean the next succeeding Domestic Business Day.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "PENSION PLAN" means any Plan which is a multiemployer plan or single employer plan, as defined in Section 4001 and subject to Title IV of ERISA.

     "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PLAN" means any employee benefit plan, as defined in Section 3(3) of ERISA, which is or, at any time during the five (5) calendar years preceding the date of this Agreement, was maintained for employees of the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate.

     "PRICING SCHEDULE" means the Schedule attached hereto identified as such.

     "REFERENCE BANKS" means First Chicago, Morgan and Citibank, N.A., and "REFERENCE BANK" means any one of such Reference Banks.

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "REQUIRED BANKS" means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding at least 51% of the aggregate unpaid principal amount of the Loans.

     "RESTRICTED PAYMENT" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock

(but not including payments of principal, premium (if any) or interest made pursuant to the terms of convertible debt securities prior to conversion).

     "REVOLVING CREDIT PERIOD" means the period from and including the Effective Date to but not including the Termination Date.

     "SUBSIDIARY" of any Person means a corporation of which a majority of the outstanding shares of stock of each class having ordinary voting power is owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries.

     "TERMINATION DATE" means May 14, 2003, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

     "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

     SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

     SECTION 1.03. Types of Borrowings. The term "BORROWING" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article 2 on the same date, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to (i) the pricing of Loans comprising such Borrowing (e.g., a "FIXED RATE BORROWING" is a Euro-Dollar Borrowing or a Money Market Borrowing

(excluding any such Borrowing consisting of Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01), and a "EURO-DOLLAR BORROWING" is a Borrowing comprised of Euro-Dollar Loans) or (ii) the provisions of Article 2 under which participation therein is determined (i.e., a "COMMITTED BORROWING" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "MONEY MARKET BORROWING" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).


                                   ARTICLE 2
                                  THE CREDITS

     SECTIONS 2.01. Commitments to Lend. During the Revolving Credit Period, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Euro-Dollar Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 and each Base Rate Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with
Section 3.02(b))and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section.

     SECTION 2.02. Notice of Committed Borrowing; Notice of Interest Rate Election. (a) The Borrower shall give the Administrative Agent notice (a "NOTICE OF COMMITTED BORROWING") not later than 10:30 A.M. (Chicago time) on (x) the date of each Base Rate Borrowing and (y) the third (or fifth, in case a nine- or twelve-month Interest Period is elected) Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

         (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

         (ii) the aggregate amount of such Borrowing;

         (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans; and

         (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     (b) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8), as follows:

         (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

         (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Administrative Agent not later than 10:30 A.M. (Chicago time) on the third (or fifth, in case a nine- or twelve-month Interest Period is elected) Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $10,000,000 or any larger multiple of $1,000,000. If no such notice is timely received before the end of an Interest Period for any Group of Euro-Dollar Loans, the Borrower shall be deemed to have elected that such Group of Loans be converted to Base Rate Loans at the end of such Interest Period.

     (c) Each Notice of Interest Rate Election shall specify:

               (i) the Group of Loans (or portion thereof) to which such notice applies;

         (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (b) above;

         (iii) if the Loans comprising such Group are to be converted to Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

         (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

     (d) The Borrower shall not be entitled to elect to convert any Committed Loans to, or continue any Committed Loans for an additional Interest Period as, Euro-Dollar Loans if a Default shall have occurred and be continuing when the Borrower delivers notice of such election to the Administrative Agent.

     (e) If the Borrower specifies a nine- or twelve-month Interest Period (an "EXTENDED INTEREST PERIOD") in any Notice of Borrowing or Notice of Interest Rate Election and the Administrative Agent shall not have received from any Bank notice that deposits are not available to it in the relevant market with a maturity corresponding to such Extended Interest Period within two Euro-Dollar Business Days after receipt by the Administrative Agent of such notice, then such Bank shall be deemed to have available to it such corresponding deposits for such Extended Interest Period. If any Bank timely notifies the Administrative Agent of the unavailability of such corresponding deposits for an Extended Interest Period, then the Administrative Agent shall promptly notify the Borrower and the Borrower shall deliver a new Notice of Borrowing or Notice of Interest Rate Election (which may be included as an alternative election in the original notice) specifying a different election within the applicable time periods specified in the definition of Interest Period. If the Borrower fails to so timely deliver such a new notice, then (i) in the case of a Notice of Borrowing, the related Borrowing shall be made as a Base Rate Borrowing and (ii) in the case of a Notice of Interest Rate Election, the Loans covered thereby shall be continued as or converted into Base Rate Loans on the effective date of such notice.

     SECTION 2.03. Money Market Borrowings The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

     (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received not later than 10:30 A.M. (Chicago time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

         (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

         (ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000,

         (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

         (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

     (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

     (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (Chicago time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (Chicago time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

           (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                  (A) the proposed date of Borrowing,

                  (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                  (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "MONEY MARKET MARGIN") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                  (D) in the case of an Absolute Rate Auction, the rate of
             interest per annum (specified to the nearest 1/10,000th of 1%) (the "MONEY MARKET ABSOLUTE RATE") offered for each such Money Market Loan, and

                  (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

             (iii) Any Money Market Quote shall be disregarded if it:

                  (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection 2.03(D)(ii) above;

                  (B) contains qualifying, conditional or similar language;

                  (C) proposes terms other than or in addition to those set
             forth in the applicable Invitation for Money Market Quotes; or

                  (D) arrives after the time set forth in subsection
             2.03(D)(i).

     (e) Notice to Borrower. The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (i) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (ii) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (iii) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

     (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (Chicago time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection 2.03(e). In the case of acceptance, such notice (a "NOTICE OF MONEY MARKET BORROWING") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

           (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

           (ii) the principal amount of each Money Market Borrowing must be $5,000,000 or a larger multiple of $1,000,000;

           (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be; and

           (iv) the Borrower may not accept any offer that is described in subsection 2.03(d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

     (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

     SECTION 2.04. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing or Notice of Interest Rate Election, the Administrative Agent shall promptly notify each Bank of the contents thereof and (in the case of a Notice of Borrowing) of such Bank's share (if any) of such Borrowing and such notice shall not thereafter be revocable by the Borrower.

        (b) Not later than 12:00 Noon (Chicago time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in Chicago, to the Administrative Agent at its address referred to in Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in
Article 3 has not been satisfied, the Administrative Agent will promptly make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

        (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing (or, in the case of any Base Rate Borrowing, prior to 12:00 Noon (Chicago time) on the date of such Borrowing) that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

     SECTION 2.05. Registry. (a) The Administrative Agent shall maintain a register (the "REGISTER") on which it will record the Commitment of each Bank, each Loan made by such Bank and each repayment of any Loan made by such Bank. Any such recordation by the Administrative Agent on the Register shall be conclusive, absent manifest error. Each Bank shall record on its internal records (including computerized systems) the foregoing information as to its own Commitment and Loans. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations hereunder in respect of the Loans.

     (b) The Borrower hereby agrees that, upon the request of the Administrative Agent by any Bank at any time, such Bank's Loans shall be evidenced by a promissory note of the Borrower (a "NOTE"), substantially in the form of Exhibit A hereto, payable to the order of such Bank and representing the obligation of the Borrower to pay the unpaid principal amount of the Loans made by such Bank, with interest as provided herein on the unpaid principal amount from time to time outstanding.

     SECTION 2.06.  Maturity of Loans.    (a)  Each Committed Loan shall mature,
and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the Termination Date.

     (b) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the last day of the Interest Period applicable to such Borrowing.

     SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Payment Date and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on each date a Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

     (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

     The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus
                                       21
the London Interbank Offered Rate applicable to such Loan at the date such payment was due and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in clause 8.01(a) or 8.01(b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

     (d) Subject to Section 8.01, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.07(b)) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

     (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

     SECTION 2.08. Fees. (a) The Borrower shall pay to the Administrative Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate. Such facility fee shall accrue (i) from and including the Effective Date to but excluding the date of termination of the Commitments in their entirety, on the daily aggregate amount of the Commitments (whether used or unused) and
(ii) from and including such date of termination to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans.

     (b) Accrued fees under this Section shall be payable quarterly in arrears on each Payment Date and on the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

     SECTION 2.09. Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Borrower may, upon at least two Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

     SECTION 2.10. Mandatory Termination of Commitments. The Commitments shall terminate on the Termination Date and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

     SECTION 2.11. Optional Prepayments. (a) The Borrower may, upon notification to the Administrative Agent not later than 10:00 A.M. (Chicago time) on the date of such payment, prepay any Group of Base Rate Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01) or upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment and any amounts owed pursuant to Section 2.13. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group (or Borrowing).

     (b) Except as provided in subsection 2.11(a) above the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

     (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     SECTION 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, without setoff, counterclaim or other deductions, not later than 12:00 Noon (Chicago time) on the date when due, in Federal or other funds immediately available in Chicago, to the Administrative Agent at its address referred to in Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or Money Market Absolute Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, any Euro-Dollar Loan or Money Market LIBOR Loan shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.

    SECTION 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(c), or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a) or 2.11, the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, prepay, convert or continue; provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

     SECTION 2.14. Computation of Interest and Fees. Interest based on the Corporate Base Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.15. Regulation D Compensation. Each Bank may require the Borrower to pay, contemporaneously with each payment of interest on the Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate (or other rate determined pursuant to Section 2.07(c)) divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate (or other rate determined pursuant to Section 2.07(c)). Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period and each period determined pursuant to Section 2.07(c) commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

     SECTION 2.16. Optional Increase in Commitments. (a) At any time, if no Default shall have occurred and be continuing, the Borrower may, upon at least 30 days' notice to the Administrative Agent (which shall promptly provide a copy of such notice to the Banks), propose to increase the aggregate amount of the Commitments by an amount not greater than $87,500,000 (the amount of any such increase, the "INCREASED COMMITMENTS"). Each Bank party to this Agreement at such time shall have the right (but no obligation), for a period of 15 days following receipt of such notice to elect by notice to the Borrower and the Administrative Agent to increase its Commitment by a principal amount which bears the same ratio to the Increased Commitments as its then Commitment bears to the aggregate

Commitments then existing. Any Bank not responding within 15 days of receipt of such notice shall be deemed to have declined to increase its Commitment.

     (b) If any Bank party to this Agreement shall not elect to increase its Commitment pursuant to subsection (a) of this Section, the Borrower may, within 10 days of the Banks' response, designate one or more of the existing Banks or other financial institutions acceptable to the Administrative Agent and the Borrower (which consent of the Administrative Agent shall not be unreasonably withheld) which at the time agree to (i) in the case of any such Person that is an existing Bank, increase its Commitment and (ii) in the case of any other such Person (an "ADDITIONAL BANK"), become a party to this Agreement. The sum of the increases in the Commitments of the existing Banks pursuant to this subsection (b) plus the Commitments of the Additional Banks shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments.

     (c) An increase in the aggregate amount of the Commitments pursuant to this Section 2.16 shall become effective upon the receipt by the Administrative Agent of (i) an agreement in form and substance satisfactory to the Administrative Agent signed by the Borrower, by each Additional Bank and by each other Bank whose Commitment is to be increased, setting forth the new Commitments of such Banks and setting forth the agreement of each Additional Bank to become a party to this Agreement and to be bound by all the terms and provisions hereof and (ii) such evidence of appropriate corporate authorization on the part of the Borrower with respect to the Increased Commitments and such opinions of counsel for the Borrower with respect to the Increased Commitments as the Administrative Agent may reasonably request.

     (d) Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.16, within five Domestic Business Days, in the case of any Group of Base Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any Group of Euro-Dollar Loans then outstanding, the Borrower shall prepay such Group in its entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Article 3, the Borrower shall reborrow Committed Loans from the Banks in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Committed Loans are held by the Banks in such proportion.

     SECTION 2.17. Mandatory Prepayment in the Event of a Change in Control. Not less than five Domestic Business Days prior to the consummation of any transaction which would cause a Change in Control (but not before public announcement of such transaction), the Borrower shall notify (a "CHANGE IN CONTROL NOTICE") the Administrative Agent and each Bank of such expected transaction, including within such Change in Control Notice the expected closing date of such transaction. Within 15 days of receipt of such Change in Control Notice by any Bank (or, if the Borrower shall have failed to give a timely Change in Control Notice to such Bank, within 15 days of the later of
(x) such Change in Control or (y) such Bank's learning thereof), such Bank may, at its option, give notice to the Administrative Agent and the Borrower that such Bank elects to terminate its Commitment hereunder. On a date agreed upon between the Borrower, the Administrative Agent and the terminating Bank (which date shall in no event occur later than 15 days after receipt by the Administrative Agent and the Borrower of the notice delivered pursuant to the preceding sentence), such Bank's Commitment shall terminate and the Borrower shall repay at such time all of such Bank's outstanding Loans, together with accrued interest thereon, any accrued fees with respect to such Bank's Commitment, any costs, losses or expenses incurred by such Bank in connection with such prepayment payable by the Borrower pursuant to Section 2.13 and any other obligations of the Borrower to such Bank hereunder.

                                   ARTICLE 3

                                   CONDITIONS

     SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

           (a) receipt by the Documentation Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Documentation Agent in form satisfactory to it of telegraphic, telex, telecopy or other written confirmation from such party of execution of a counterpart hereof by such party);

           (b) receipt by the Documentation Agent of an opinion of counsel for the Borrower, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

           (c) receipt by the Documentation Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agents, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

           (d) receipt by the Documentation Agent of all documents the Documentation Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Debt incurred hereunder, and any other matters relevant hereto, all in form and substance satisfactory to the Documentation Agent; and

           (e) receipt by the Documentation Agent of evidence satisfactory to it of the payment of all principal of and interest on any loans outstanding under, and of all other amounts payable under, the Existing Credit Agreement;

provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than May 21, 1998. The Documentation Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto. The Banks that are parties to the Existing Credit Agreement, comprising the "REQUIRED BANKS" as defined therein, and the Borrower agree that the commitments under the Existing Credit Agreement shall terminate in their entirety simultaneously with and subject to the effectiveness of this Agreement and that the Borrower shall be obligated to pay the accrued facility fees thereunder to but excluding the date of such effectiveness.

     SECTION 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

           (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

           (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

           (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

           (d) the fact that the representations and warranties of the Borrower contained in this Agreement (except in the case of a Borrowing taking place after the Effective Date, the representation and warranty set forth in Section 4.05(b)) shall be true on and as of the date of such Borrowing.

      Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses 3.02(b), 3.02(c) and 3.02(d) of this Section.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Banks that:

           SECTION 4.01. Corporate Existence. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has duly qualified and is in good standing as a foreign corporation under the laws of each jurisdiction where the failure to so qualify or be in good standing, as the case may be, would have a Material Adverse Effect.

           SECTION 4.02. Authorization of Agreement; No Violation. The execution, delivery and performance by the Borrower of this Agreement (a) are within the corporate powers of the Borrower, (b) have been duly authorized by all necessary corporate action, and (c) do not violate or create a default under law, or the Certificate of Incorporation or By-laws of the Borrower, or any contractual provision binding on or affecting the Borrower or its property, and each such representation will be true upon the execution, delivery and performance by the Borrower of any Note made by it.

           SECTION 4.03. Governmental Approvals. No authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body is required in connection with the execution, delivery and performance by the Borrower of this Agreement or will be required in connection with the execution, delivery and performance by the Borrower of any Note made by it.

           SECTION 4.04. Binding Effect. This Agreement constitutes, and any Notes to be made by the Borrower will constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforcement thereof may be subject to (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and (b) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

           SECTION 4.05. Financial Information. (a) The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1997 and the related consolidated statements of income, retained earnings and changes in cash flow for the twelve (12) month period then ended, including in each case the related schedules and footnotes, reported on by Ernst & Young, true copies of which have been previously delivered to each of the Banks, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at the date thereof and the consolidated results of operations and changes in financial position for such period, in accordance with generally accepted accounting principles applied on a consistent basis.

           (b) Since December 31, 1997, there has been no material adverse change in the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole.

           SECTION 4.06. Litigation. Except as disclosed in the Borrower's periodic reports filed with the Securities and Exchange Commission, there is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or any material property of any thereof before any court or arbitrator or any governmental or administrative body, agency or official (a) which challenges the validity of this Agreement or any Note upon its issuance or (b) which could reasonably be expected to have a Material Adverse Effect.

           SECTION 4.07. Employee Benefit Plans. Each Plan is in substantial compliance with the applicable provisions of ERISA and the Code. No Pension Plan has an accumulated funding deficiency or (solely with respect to conditions on the date hereof) a waived funding deficiency, in either case within the meaning of Section 412 or Section 418B of the Code, and no proceedings have been instituted by the PBGC to terminate any Pension Plan, in any such case involving an amount which will have a Material Adverse Effect. Neither the Borrower nor any Subsidiary thereof nor any ERISA Affiliate has incurred any material liability to or on account of a Plan, and no condition exists which presents a material risk to the Borrower, when taken as a whole together with its Subsidiaries, of such a liability. No Plan which is a welfare plan (as defined in Section 3(1) of ERISA) covering any participant or beneficiary of any participant after the participant's termination of employment (other than continuation coverage under Section 4980B of the Code) provides for benefits in an amount which would reasonably be expected to have a Material Adverse Effect.

           SECTION 4.08. Taxes. The Borrower and its Subsidiaries have filed all United States Federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with generally accepted accounting principles and as to which no Lien exists. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1991. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

           SECTION 4.09. Subsidiaries. Each of the Borrower's Subsidiaries is an organization duly formed, validly existing and in good standing under the laws of its jurisdiction of organization, and has all corporate, partnership or other entity powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for such licenses, authorizations, consents and approvals whose lack could not reasonably be expected to have a Material Adverse Effect.

           SECTION 4.10. Full Disclosure. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries to any Agent or Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries to any Agent or Bank will be, true and accurate (taken as a whole) on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time. The Borrower has disclosed to the Banks in writing any and all facts which could reasonably be expected to have a Material Adverse Effect.

           SECTION 4.11. Compliance with Laws. The Borrower and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective property where failure to comply with such statutes, rules, regulations, orders and restrictions could reasonably be expected to have a Material Adverse Effect.

           SECTION 4.12. Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has reasonably concluded that its compliance with Environmental Laws is not reasonably anticipated to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice from any governmental agency or authority to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE 5

                                   COVENANTS

           The Borrower agrees that so long as any Bank has any Commitment hereunder or any amount payable hereunder shall remain unpaid:

           SECTION 5.01. Maintenance of Existence. The Borrower will preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, and all rights and franchises necessary for the conduct of any material business in the normal course; provided, however, that the corporate existence of any Subsidiary may be terminated if such termination is not disadvantageous to the holders of any Indebtedness hereunder or the holders of any Notes.

           SECTION 5.02. Compliance with Laws, Etc. The Borrower will comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders.

           SECTION 5.03. Payment of Taxes and Claims, Etc. The Borrower will pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower has maintained adequate reserves in accordance with generally accepted accounting principles with respect thereto.

           SECTION 5.04. Keeping of Books. The Borrower will keep, and cause each of its Subsidiaries to keep, necessary and proper books of record and account, containing complete and accurate entries in all material respects of all financial and business transactions of the Borrower and each Subsidiary thereof in accordance with sound accounting practices.

           SECTION 5.05. Visitation, Inspection, Etc. The Borrower will permit any representative of any Bank, upon reasonable prior notice and at such Bank's expense, to visit the principal offices of its business where financial and legal records are maintained, to examine its books and financial records, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as such Bank may reasonably request.

           SECTION 5.06. Insurance. The Borrower will maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds insured against by reputable companies in the same or similar businesses, such insurance to be of types and in amounts (with deductible amounts) consistent with then prudent industry standards of companies engaged in the same or similar kinds of businesses as the Borrower and, as applicable, its Subsidiaries.

           SECTION 5.07. Reporting Covenants. The Borrower will deliver to each of the Banks:

           (a) as soon as available and in any event within one hundred five
      (105) days after the end of each fiscal year of the Borrower copies of the Annual Report on Form 10-K filed by the Borrower for such fiscal year with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or, with respect to any fiscal year of the Borrower for which the Borrower does not make such a filing during such period, all information for such fiscal year that would be required to be supplied for an Annual Report on Form 10-K for such fiscal year were the Borrower to have filed such an Annual Report for such fiscal year;

           (b) as soon as available and in any event within one hundred five
      (105) days after the end of each fiscal year of the Borrower consolidating balance sheets of the Borrower and its Subsidiaries and the related statements of income of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by an Authorized Officer of the Borrower that (A) they were the consolidating reports that were used in connection with the preparation of the consolidated audited financial statements as of the end of such year as reported by the Borrower in its Annual Report on Form 10-K, or as otherwise delivered pursuant to

      Section 5.07(a), and (b) such consolidating balance sheets and statements of income reflect the financial condition and results of operations of the Borrower or Subsidiaries for which each was prepared, in each case at the end of and for such fiscal year in accordance with generally accepted accounting principles;

           (c) as soon as available and in any event within fifty-five (55) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower the Quarterly Report of the Borrower on Form 10-Q filed by the Borrower for such fiscal quarter with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, or, with respect to any fiscal quarter of the Borrower for which the Borrower does not make such a filing during such period, all information for such fiscal quarter that would be required to be supplied for a Quarterly Report of the Borrower on Form 10-Q for such fiscal quarter were the Borrower to have filed such a Quarterly Report for such fiscal quarter;

           (d) as soon as available and in any event within fifty-five (55) days after the end of each fiscal quarter of the Borrower consolidating balance sheets of the Borrower and its Subsidiaries as at the end of the corresponding quarter and the related consolidating statements of income of the Borrower and its Subsidiaries for such fiscal quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, in each case in comparative form for the figures for the corresponding quarter, and (with respect to such statements of income), the corresponding portion of the Borrower's previous fiscal year, all in reasonable detail and certified by an Authorized Officer of the Borrower that (A) such consolidating financial statements represent the underlying detail of the consolidated unaudited financial statements as of the end of such fiscal quarter as reported, or as would have been reported, by the Borrower in its Quarterly Report on Form 10-Q as filed, or as would have been filed, with the Securities and Exchange Commission, and (B) such consolidating balance sheets and statements of income reflect the financial condition and results of operations of the Borrower or the Subsidiaries for which each was prepared, in each case at the end of or for such quarter and (where applicable) for such portion of such fiscal year, on a basis and prepared in a manner consistent with those employed for the annual statements referred to in Section 5.07(b) (subject to normal, year-end adjustments);

           (e) concurrently with the delivery of the financial statements referred to in Sections 5.07(a), 5.07(b), 5.07(c) and 5.07(d), a certificate of an Authorized Officer of the Borrower: (a) setting forth calculations establishing that the Borrower is in compliance with the financial covenants set forth in Section 5.08, 5.10(j) or 5.12 of this Agreement, as the case may be, and (b) stating that, to the best of his knowledge after due inquiry, no Default has occurred and is continuing during such period (or, if the same has occurred and is continuing, a description thereof);

           (f) together with the financial statements required pursuant to
      Section 5.07(a), a certificate (addressed to the Banks) of the accountants who reported on the financial statements included in the Annual Report referred to therein, to the effect that, based upon their audit and any additional review, nothing came to their attention that would indicate that there exists a Default under this Agreement or if any such Default exists, specifying the nature thereof;

           (g) promptly after receiving knowledge of a Default, a certificate of an Authorized Officer of the Borrower specifying the nature thereof and the Borrower's proposed response thereto;

           (h) promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Borrower's security-holders, and copies of all material registration statements, periodic reports and other documents filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange which are normally distributed to the Borrower's security-holders;

           (i) promptly after actual knowledge thereof, (i) notice that an ERISA Termination Event or a "PROHIBITED TRANSACTION", as such term is defined in Section 4975 of the Code, with respect to any Pension Plan has occurred, which notice shall specify the nature thereof and the Borrower's proposed response thereto, and (ii) copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Pension Plan; and

           (j) with reasonable promptness, such other information regarding the business, financial condition or results of operations of the Borrower or its Subsidiaries as any Bank may reasonably request from time to time including, without limitation, any public filings and/or public disclosure documentation not required to be delivered pursuant to Section 5.07(h).

      SECTION 5.08.  Financial Test Covenants.  The Borrower will:

           (a) maintain a ratio of: (a) Consolidated Adjusted EBIT to (b) the sum of Consolidated Interest Expense and fifty per cent (50%) of Consolidated Railcar Lease Expense, in each case as of the end of each fiscal quarter of the Borrower with respect to the four fiscal quarters then ended taken as a single accounting period, in excess of 1.45 to 1.0;

           (b) maintain at all times Consolidated Tangible Net Worth greater than the sum of: (a) $570,000,000; plus (b) effective as of the end of each fiscal quarter subsequent to December 31, 1995 for which Consolidated Net Income is a positive amount, twenty-five per cent (25%) of Consolidated Net Income for such fiscal quarter, such increases pursuant to this clause (b) to be fully cumulative for all such fiscal quarters and not to be reduced on account of a negative amount of Consolidated Net Income in any other fiscal quarter or quarters; and

           (c) not allow as at any date the aggregate amount of investments by the Borrower in, net advances by the Borrower to, or receivables due to the Borrower from, GATX and its Subsidiaries (other than the Borrower and Subsidiaries of the Borrower) to exceed sixty-five per cent (65.0%) of Consolidated Tangible Net Worth.

For the purposes of this Section 5.08, Consolidated Tangible Net Worth at any date during a fiscal quarter will be deemed to be the Consolidated Tangible Net Worth calculated as at the end of the most recently ended fiscal quarter, except that such calculation will be adjusted to reflect (x) write-offs and similar special charges publicly announced by the Borrower during such fiscal quarter and (y) any Restricted Payments made during such fiscal quarter. In determining Borrower's compliance with this Section 5.08, the effect thereon of the one-time restructuring charge in the amount of $123,800,000 (after tax), as disclosed in GATX's 1997 Annual Report, shall be excluded.

     SECTION 5.09. Mergers, Etc. The Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person, provided that the Borrower may merge with another Person if (x) the Borrower is the corporation surviving such merger and (y) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

     SECTION 5.10. Negative Pledge. The Borrower will not, nor will it permit any Subsidiary to, create, assume or suffer to exist any Lien in, of or on the property of the Borrower or any of its Subsidiaries, except:

           (a) Liens existing on the date of this Agreement and set forth on
      Schedule 5.10 securing Indebtedness outstanding on the date of this Agreement;

           (b) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;

           (c) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition thereof;

           (d) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

           (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

           (f) any Lien arising out of the refinancing, extension, renewal or refunding or any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section; provided that such Indebtedness is not increased and is not secured by any additional assets;

           (g) Liens securing judgments in an aggregate amount at any date not to exceed $150,000,000; provided, however, that an additional amount not to exceed $100,000,000 may be incurred in relation to liens securing judgments relating to the class action law suit brought for the Parish of Orleans, LA, that is referred to in Item 3 of Part I of the Borrower's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

           (h) Liens arising in the ordinary course of its business (including, without limitation, Liens for taxes, assessments or government charges; statutory and contractual landlords' liens under leases; Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties; and Liens arising out of claims under any Environmental Law provided such Liens are being contested in good faith and that enforcement of such Liens has been stayed or not commenced) which (i) do not secure Indebtedness and (ii) do not in the aggregate materially detract from the value or materially impair the use of the assets of the Borrower and its Subsidiaries, taken as a whole;

           (i) Liens on assets related to railcar operating leases (including, but not limited to, car service contracts and cash collateral accounts funded with revenues under such leases) securing obligations of the Borrower or a Subsidiary under such leases; and

           (j) Liens not otherwise permitted by the foregoing clauses of this Section securing Indebtedness in an aggregate principal or face amount at any date not to exceed 50% of Consolidated Net Worth.

     SECTION 5.11. Use of Proceeds. The proceeds of the Loans constituting any Borrowing may be used as a back-up for the Borrower's commercial paper program and for working capital and general corporate purposes. None of such proceeds will be used in violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

     SECTION 5.12. Certain Transfers to Subsidiaries of the Borrower. Notwithstanding any other provision hereof, the Borrower will not sell, convey or otherwise transfer any interest in any assets of the type identified on any balance sheet of the Borrower as property, plant or equipment, which assets were owned by the Borrower on March 31, 1996, to any of its Subsidiaries, whether by contribution to capital or any other means, direct or indirect, if the book value of such assets on the date of such sale, conveyance or transfer, combined with the book value of all such assets subject to any previous or concurrent such sales, conveyances or transfers is in excess of ten per cent (10%) of the aggregate book value of all such assets owned by the Borrower on March 31, 1996.

     SECTION 5.13. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arm's-length basis on terms no less favorable to the Borrower or such Subsidiary than could have been obtained from a third party who was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit (i) any such Person from declaring or paying any lawful dividend so long as, after giving effect thereto, no Default shall have occurred and be continuing or (ii) any such transactions which in the aggregate could not have a Material Adverse Effect.

                                   ARTICLE 6

                                    DEFAULTS

     Upon the occurrence and during the continuance of any of the following specified events (each an "EVENT OF DEFAULT"):

     SECTION 6.01. Payments. The Borrower shall fail to pay when due (including, without limitation, by mandatory prepayment) any principal of the Loans made to the Borrower; the Borrower shall fail to pay any interest on the Loans made to the Borrower within five (5) Domestic Business Days of the date when due (including interest due with respect to any mandatory prepayment of principal); or the Borrower shall fail to pay within five (5) Domestic Business Days after the due date thereof any fee or any other amount payable hereunder, unless (solely in the case of any such other amount payable) contested in good faith in appropriate proceedings; or

     SECTION 6.02. Covenants Without Notice. The Borrower shall fail to observe or perform any covenant or agreement contained in Section 5.08, 5.09, 5.10, 5.11 or 5.12; or

     SECTION 6.03. Other Covenants. The Borrower shall fail to observe or perform any covenant or agreement, other than those referred to in Sections
6.01 and 6.02; provided, that if such failure is capable of being remedied, such failure shall not constitute a Default until thirty (30) days after the earlier of (i) the Borrower's obtaining actual knowledge thereof, or (ii) written notice thereof having been given to the Borrower by any Bank or the Administrative Agent; or

     SECTION 6.04. Representations. Any representation, warranty or statement made herein or otherwise in writing or deemed (pursuant to Section 3.02) to be made by the Borrower or any of its officers under or in connection with this Agreement shall have been or shall be incorrect in any material respect when made or deemed to be made; or

     SECTION 6.05. Non-payments of Other Indebtedness. The Borrower or any of its Subsidiaries shall fail to make any payment of principal of or interest on any Material Indebtedness of the Borrower (other than any Indebtedness under this Agreement) or such Subsidiary within three (3) Domestic Business Days of the date when due (whether at stated maturity, on demand or otherwise) after giving effect to any applicable grace period; or

     SECTION 6.06. Defaults under Other Agreements. The Borrower or any of its Subsidiaries shall fail to observe or perform any financial covenant contained in any agreement or instrument relating to any of its Material Indebtedness within any applicable grace period, if the effect of such failure is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment and other than in connection with events of the type described in Article 8) in whole or in part, by acceleration or otherwise, prior to its stated maturity; or

     SECTION 6.07. Failure to Pay, Etc. The Borrower or any of its Subsidiaries shall fail to pay, or shall state in writing or by authorized public announcement that it shall not or is unable to pay, its debts generally as they become due; or

     SECTION 6.08. Bankruptcy. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "BANKRUPTCY" as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within twenty (20) days, or is not dismissed within sixty (60) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Borrower or any of its Subsidiaries; or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or such Subsidiary or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of sixty (60) days; or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of sixty (60) days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or the Borrower or any of its Subsidiaries shall by any act or conduct indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

     SECTION 6.09. ERISA. A Pension Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year, or a Pension Plan is, shall have been or is likely to be, involuntarily terminated or the subject of involuntary termination proceedings under ERISA, or the Borrower, any Subsidiary of the Borrower or an ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan, and there shall result from any such event or events either a liability or a material risk of incurring a liability which will have a Material Adverse Effect; or

     SECTION 6.10. Judgments. A judgment or order for the payment of money in excess of $25,000,000 or that otherwise could reasonably be expected to have a Material Adverse Effect shall be rendered against the Borrower or any of its Subsidiaries and such judgment or order shall continue unsatisfied (in the case of a money judgment), uncovered by insurance adequate in amount in the judgment of the Required Banks to cover the portion of such judgment in excess of $25,000,000, and in effect for a period of thirty (30) days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise); or

     SECTION 6.11. Change of Control of the Borrower. GATX shall sell, lease or otherwise dispose of or encumber any of the shares of any class of the capital stock of the Borrower;

then, and in any such event, and at any time thereafter, if such event shall then be continuing, the Administrative Agent, upon the written or telex request of the Required Banks, shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Note to enforce its claims against the Borrower: (i) declare the Commitments terminated, whereupon the Commitment of each Bank shall terminate immediately and any facility fee shall forthwith become due and payable without any other notice of any kind; or (ii) declare the principal of and any accrued interest on the Loans, and all other amounts owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided, that, if an Event of Default specified in Section 6.08 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice.


                                   ARTICLE 7

                                   THE AGENTS

     SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to appoint and authorize, each Agent to take such action as agent on its behalf and to exercise such powers under this

Agreement as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Notwithstanding the use of the defined terms "ADMINISTRATIVE AGENT" or "DOCUMENTATION AGENT", it is expressly understood and agreed that none of the Agents shall have any fiduciary responsibilities to any Bank by reason of this Agreement, and that the Agents are merely acting as representatives of the Banks with only those duties as are expressly set forth in this Agreement. In their capacity as the Banks' contractual representatives, the Agents (i) do not hereby assume any fiduciary duties to any of the Banks and (ii) are acting as independent contractors, the rights and duties of which are limited to those expressly set forth in this Agreement.

     SECTION 7.02. Agents and Affiliates. Each of First Chicago and Morgan shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and each of First Chicago and Morgan and their affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not an Agent.

     SECTION 7.03. Action by Agents. The obligations of each Agent hereunder are only those expressly set forth herein. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Banks (or, when expressly required hereby, all the Banks), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on any holder of a Note. The Banks hereby acknowledge that none of the Agents shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless such Agent shall be requested in writing to do so by the Required Banks. Each of the Agents shall be fully justified in failing or refusing to take any action hereunder unless such Agent shall first be indemnified to its satisfaction by the Banks pro rata in proportion to their Commitments (or, after termination of the Commitments, in proportion to their outstanding Loans) against any and all liability, cost and expense that such Agent may incur by reason of taking or continuing to take any such action. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "NOTICE OF DEFAULT". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Banks. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in the preceding sentence or Article 6.

     SECTION 7.04. Employment of Agents and Experts. Each of the Agents may execute any of its duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. Each of the Agents shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document (which may be a telex, facsimile transmission or similar writing) believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons.

     SECTION 7.05. Liability of Agents. Neither of the Agents nor any of their affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks (or, when expressly required hereby, all the Banks) or (ii) in the absence of its own gross negligence or willful misconduct. Neither of the Agents nor any of their affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify
(i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to such Agent; or (iv) the validity, effectiveness or genuineness of this Agreement or any Notes or other instrument or writing furnished in connection herewith.

     SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment (or, after termination of the Commitments, in accordance with its outstanding Loans), indemnify each of the Agents, their affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, reasonable expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder; provided that no Bank shall be liable to any indemnitee for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of such indemnitee.

     SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     SECTION 7.08. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

     SECTION 7.09. Agents' Fees. The Borrower shall pay to each Agent for its own account auction, administrative and other fees in the amounts and at the times previously agreed upon between the Borrower and such Agent.


                                   ARTICLE 8

                            CHANGE IN CIRCUMSTANCES

     SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan or Money Market LIBOR Loan:

           (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the London interbank market for such Interest Period, or

           (b) in the case of a Euro-Dollar Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans or to continue or convert outstanding Loans as or into Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Euro-Dollar Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

     SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

     SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.15), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or the London interbank market any other condition affecting its Fixed Rate Loans, its Note (where applicable) or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note (where applicable) with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank (together with such further information as the Borrower may reasonably request) claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     SECTION 8.04. Taxes. (a) For the purposes of this Section 8.4, the following terms have the following meanings:

     "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

     "OTHER TAXES" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

     (b) Any and all payments by the Borrower to or for the account of any Bank or Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions

(including deductions applicable to additional sums payable under this Section) such Bank or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

     (c) The Borrower agrees to indemnify each Bank and Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Bank or Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or Agent (as the case may be) makes demand therefor.

     (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

     (e) For any period with respect to which a Bank has failed to provide the Borrower or the Administrative Agent with the appropriate form pursuant to
Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or 8.04(c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the reasonable judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

     SECTION 8.05. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make, or to convert outstanding Loans to, Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

           (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks); and

           (b) after each of its Euro-Dollar Loans has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

     SECTION 8.06. Replacement of Bank. (a) If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04, the Borrower may with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld) obtain the agreement of a bank or banks (which may be one or more of the Banks) to assume the Commitment of and purchase any Loans made by such Bank.

     (b) If any Bank (an "ACQUIROR BANK") acquires more than fifty per cent (50.0%) of the shares of any class of the capital stock of, or otherwise acquires control of, another Bank (an "ACQUIREE BANK"), whether by merger, consolidation or otherwise, then the Borrower may with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld) obtain the agreement of a bank or banks (which may be one or more of the Banks) to assume the Commitment of and purchase any Loans made by the Acquiror Bank or Acquiree Bank.

     (c) Each purchase made pursuant to this Section 8.06 shall be at a purchase price equal to the principal amount of all of the non-continuing Bank's outstanding Loans plus any accrued but unpaid interest thereon and the accrued but unpaid facility fees in respect of such Bank's Commitment hereunder plus such amount, if any, as would be payable pursuant to Section 2.13 if the outstanding Loans of such Bank were prepaid in their entirety on the date of consummation of the purchase plus any other amount then payable to or for the account of such Bank hereunder.


                                   ARTICLE 9

                                 MISCELLANEOUS

     SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Borrower or any Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (b) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (c) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

     SECTION 9.02. No Waivers. No failure or delay by any Agent or Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agents (including the fees and expenses of Davis Polk & Wardwell, special counsel for the Agents) in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by each Agent and Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) The Borrower agrees to indemnify each Agent and Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     SECTION 9.04. Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due and payable with respect to any Loan which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest then due and payable to such other Bank with respect to such Loan, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     SECTION 9.05. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of any Agent are affected thereby, by such Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, except as contemplated by Section 2.16 or 8.06, increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, reduce the principal of or rate of interest on any Loan or any fees hereunder, postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the scheduled termination of any Commitment or change any provision of this
Section 9.05 or the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

     SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.
Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), or (iii) of Section
9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection
(c)
or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection
(b).

     (c) Any Bank may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part (equivalent to an initial Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower and the Administrative Agent, which consents shall not be unreasonably withheld; provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if requested by the Assignee, a Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

     (d) Any Bank may at any time assign all or any portion of its rights under this Agreement or in any Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     SECTION 9.07. Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "MARGIN STOCK" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     SECTION 9.08. Governing Law; Submission to Jurisdiction. This Agreement and any Note issued hereunder shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     SECTION 9.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter thereof.

     SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 9.11. Confidentiality. Each Bank agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its affiliates and to other Banks and their respective affiliates, (ii) to its subsidiaries, (iii) to legal counsel, accountants and other professional advisors to such Bank, (iv) to regulatory officials, (v) to any Person as requested pursuant to or as required by law, regulation or legal process, (vi) to any Person in connection with any legal proceeding to which such Bank is a party and (vii) to any actual or proposed Assignee or Participant of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.11.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      GENERAL AMERICAN TRANSPORTATION
                                       CORPORATION


                                       By ___________________________
                                          Name:
                                          Title:
                                       Address: 500 West Monroe Street
                                                Chicago, IL 60661
                                       Facsimile: (312) 621-6645

                                      MORGAN GUARANTY TRUST
                                       COMPANY OF NEW YORK, as
                                       Documentation Agent


                                      By ___________________________
                                       Name:
                                       Title:
                                       Address: 60 Wall Street
                                       New York, NY 10260
                                       Telex: 177615 MGT UT
                                       Facsimile: (212) 648-5336


                                      THE FIRST NATIONAL BANK OF
                                       CHICAGO, as Administrative Agent


                                      By ____________________________
                                       Name:
                                       Title:
                                       Address: One First National Plaza
                                       Chicago, IL 60670
                                       Telex: 190201
                                       Facsimile: (312) 732-3246

Commitment


$35,000,000                        MORGAN GUARANTY TRUST
                                    COMPANY OF NEW YORK



                                   By ____________________________
                                      Name:
                                      Title:



$35,000,000                        THE FIRST NATIONAL BANK
                                    OF CHICAGO



                                   By ____________________________
                                      Name:
                                      Title:



$30,000,000                        BANK OF MONTREAL



                                   By ____________________________
                                      Name:
                                      Title:



$30,000,000                        THE BANK OF NEW YORK



                                   By ____________________________
                                      Name:
                                      Title:


$30,000,000                        BANKERS TRUST COMPANY



                                   By ____________________________
                                      Name:
                                      Title:



$30,000,000                        THE CHASE MANHATTAN BANK



                                   By ____________________________
                                      Name:
                                      Title:



$30,000,000                        CITIBANK, N.A.



                                   By ____________________________
                                      Name:
                                      Title:



$30,000,000                        MELLON BANK, N.A.



                                   By ____________________________
                                      Name:
                                      Title:



$30,000,000                        NATIONSBANK, N.A.



                                   By ____________________________
                                      Name:
                                      Title:



$20,000,000                        THE INDUSTRIAL BANK OF JAPAN,
                                    LIMITED, CHICAGO BRANCH



                                   By ____________________________
                                      Name:
                                      Title:



$20,000,000                        WESTDEUTSCHE LANDESBANK GIROZENTRALE



                                   By ____________________________
                                      Name:
                                      Title:




                                   By ____________________________
                                      Name:
                                      Title:




$15,000,000                       THE NORTHERN TRUST COMPANY



                                  By ____________________________
                                     Name:
                                     Title:



$15,000,000                       ROYAL BANK OF CANADA



                                  By ____________________________
                                     Name:
                                     Title:





Total Commitments

================
$350,000,000

                                  PRICING SCHEDULE


     The "Euro-Dollar Margin" or "Facility Fee Rate" for any date is the rate set forth below in the row opposite such term and in the column corresponding to the "Status" that applies at such date:



-------------------------------------------------------------------------------
              Level I  Level II  Level III  Level IV  Level V  Level VI
-------------------------------------------------------------------------------
Euro-Dollar
Margin        0.1450%    0.160%     0.200%    0.250%  0.3750%    0.500%
-------------------------------------------------------------------------------
Facility Fee
Rate           0.080%    0.090%     0.100%   0.1250%  0.1750%    0.250%
-------------------------------------------------------------------------------

     For purposes of this Schedule and the Agreement, the following terms have the following meanings, subject to the concluding paragraph of this Schedule:

     "LEVEL I STATUS" applies on any date if on such date the Borrower's long-term debt is rated A or higher by S&P or A2 or higher by Moody's.

     "LEVEL II STATUS" applies on any date if on such date (i) Level I Status does not apply and (ii) the Borrower's long-term debt is rated A- or higher by S&P or A3 or higher by Moody's.

     "LEVEL III STATUS" applies on any date if on such date (i) neither Level I Status nor Level II Status applies and (ii) the Borrower's long-term debt is rated BBB+ or higher by S&P or Baa1 or higher by Moody's.

     "LEVEL IV STATUS" applies on any date if on such date (i) none of Level I Status, Level II Status or Level III Status applies and (ii) the Borrower's long-term debt is rated BBB or higher by S&P or Baa2 or higher by Moody's.

     "LEVEL V STATUS" applies on any date if on such date (i) none of Level I Status through Level IV Status applies and (ii) the Borrower's long-term debt is rated BBB- or higher by S&P and Baa3 or higher by Moody's.

     "LEVEL VI STATUS" applies on any date if on such date none of Level I Status through Level V Status applies.

     "MOODY'S" means Moody's Investors Service Inc.

     "STATUS" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status exists at any date.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     The credit ratings to be utilized for purposes of this Schedule are those assigned to the long-term senior unsecured debt of the Borrower without third-party credit enhancement, and any rating assigned to any other debt of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.

     If the Borrower is split-rated and the ratings differential is one level, the higher of the two ratings will apply (e.g., A/A3 results in Level I Status and BBB+/Baa2 results in Level III Status). If the Borrower is split-rated and the ratings differential is more than one level, the average of the two ratings (or the higher of two intermediate ratings) shall be used (e.g., A/Baa2 results in Level II Status and A-/Baa2 results in Level III Status). If, however, at any date, the Borrower's long-term debt is not rated by both S&P and Moody's, or is rated below BBB- by S&P or below Baa3 by Moody's, then Level VI shall apply.

                                                                   SCHEDULE 5.10


                                    Liens

                                                                EXHIBIT A - NOTE

                              NOTE


                             New York, New York
                            ___________ __, ____



     For value received, GENERAL AMERICAN TRANSPORTATION CORPORATION, a New York corporation (the "BORROWER"), promises to pay to the order of ______________________ (the "BANK"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the principal office of The First National Bank of Chicago in Chicago, Illinois.

     All Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

     This note is one of the Notes referred to in the Credit Agreement dated as of May __, 1998 among General American Transportation Corporation, the Banks parties thereto, The First National Bank of Chicago, as Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent (as the same may be amended from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meanings.

Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                  GENERAL AMERICAN TRANSPORTATION
                                    CORPORATION



                                  By ____________________________
                                  Name:
                                  Title:

                       LOANS AND PAYMENTS OF PRINCIPAL



===============================================================================
      Amount
        of                      Amount of        Notation Made
Date   Loan  Type of Loan    Principal Repaid         By
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                          EXHIBIT B - MONEY MARKET QUOTE REQUEST


     FORM OF MONEY MARKET QUOTE REQUEST

                                     [Date]




To: The First National Bank of Chicago, as Administrative Agent (the "ADMINISTRATIVE AGENT")

From:  General American Transportation Corporation

Re: Credit Agreement (as the same may be amended from time to time, the "CREDIT AGREEMENT") dated as of May __, 1998 among General American Transportation Corporation, the Banks parties thereto, the Administrative Agent and Morgan Guaranty Trust Company of New York, as Documentation Agent


     We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):


Date of Borrowing:  __________________



     Principal Amount(1)                               Interest Period(2)
--------------------------------                --------------------------------


     Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

     Terms used herein have the meanings assigned to them in the Credit
Agreement.

---------------------------
        (1)Amount must be $5,000,000 or a larger multiple of $1,000,000.

        (2)Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                      GENERAL AMERICAN TRANSPORTATION
                                        CORPORATION



                                      By: ____________________________
                                          Name:
                                          Title:

                                  EXHIBIT C - INVITATION FOR MONEY MARKET QUOTES



                 FORM OF INVITATION FOR MONEY MARKET QUOTES



To:  [Name of Bank]

Re: Invitation for Money Market Quotes to General American Transportation Corporation (the "BORROWER")


     Pursuant to Section 2.03 of the Credit Agreement dated as of May __, 1998 among General American Transportation Corporation, the Banks parties thereto, Morgan Guaranty Trust Company of New York, as Documentation Agent, and the undersigned, as Administrative Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):


Date of Borrowing:  __________________

     Principal Amount                                  Interest Period
--------------------------------                --------------------------------

     Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

     Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (Chicago time) on [date].

                                      THE FIRST NATIONAL BANK OF
                                      CHICAGO, as Administrative Agent


                                      By: ____________________________
                                      Authorized Officer

                                                  EXHIBIT D - MONEY MARKET QUOTE



                         FORM OF MONEY MARKET QUOTE




To:  The First National Bank of Chicago, as Administrative Agent

Re: Money Market Quote to General American Transportation Corporation (the "BORROWER")


     In response to your invitation on behalf of the Borrower dated _____________, ____, we hereby make the following Money Market Quote on the following terms:


1. Quoting Bank:  ________________________________
2. Person to contact at Quoting Bank:

   _____________________________
3. Date of Borrowing: ____________________(1)
4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

---------------------
        (1) As specified in the related Invitation.

                                                   Money Market


Principal           Interest
Amount(2)           Period(3)          [Margin(4)]  [Absolute Rating(5)]


     [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]**

     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of May __, 1998 among General American Transportation Corporation, the Banks parties thereto, Morgan Guaranty Trust Company of New York, as Documentation Agent, and yourselves, as Administrative Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

                                      Very truly yours,
                                      [NAME OF BANK]


Dated:___________________________      By:__________________________
                                           Authorized Officer

---------------
        (2 )Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

        (3)Not less than one month or not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Payment.

        (4)Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

        (5)Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                 EXHIBIT E - OPINION OF COUNSEL FOR THE BORROWER



                                 OPINION OF
                          COUNSEL FOR THE BORROWER

                                                                    May __, 1998

To the Banks and the Agents
     Referred to Below
c/o Morgan Guaranty Trust Company
     of New York, as Documentation Agent
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

     This opinion is delivered to you pursuant to Section 3.01(b) of the Credit Agreement dated as of May __, 1998 (the "CREDIT AGREEMENT") among General American Transportation Corporation, a New York corporation (the "BORROWER"), the banks listed on the signature pages thereof (the "BANKS"), The First National Bank of Chicago, as administrative agent (the "ADMINISTRATIVE AGENT"), and Morgan Guaranty Trust Company of New York, as documentation agent (the "DOCUMENTATION AGENT"). I am Assistant Secretary of the Borrower and I have acted as internal counsel to the Borrower in connection with the preparation, execution and delivery by the Borrower of the Credit Agreement. Capitalized terms used herein shall have the meaning given to such terms in the Credit Agreement.

     In my capacity as such internal counsel, I or members of my staff have examined originals or copies of the Credit Agreement and such records, documents, agreements and other instruments as in my or their judgment are necessary or appropriate to enable me to render the opinions expressed below. In such examination, the genuineness of all signatures other than signatures on behalf of the Borrower, the authenticity of all documents submitted as originals and the conformity to originals of all documents submitted as copies have been assumed.

     On the basis of the foregoing and in reliance thereon, I am of the opinion that as of the date hereof:

     a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has the corporate power and authority to conduct the business in which it is engaged, and is duly qualified and is in good standing as a foreign corporation under the laws of each jurisdiction where its failure to so qualify or be in good standing would have a Material Adverse Effect.

     b) The execution, delivery and performance by the Borrower of the Credit Agreement (i) are within the corporate power of the Borrower, (ii) have been duly authorized by all necessary corporate action, (iii) do not violate or create a default under any law, rule or regulation, or the Certificate of Incorporation or By-laws of the Borrower and (iv) do not violate or create a default under any contractual provision known to me, after due inquiry, binding on or affecting the Borrower or its property.

     c) No authorization, consent, license, or approval or other action by, and no notice or declaration to or filing or registration with, any court, governmental authority, commission, board, regulatory body, bureau or agency is required in connection with the execution, delivery and performance by the Borrower of the Credit Agreement.

     d) The Credit Agreement has been duly executed and delivered by the Borrower.

     e) The Credit Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     f) There is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the best of my knowledge, threatened against the Borrower, any of its Subsidiaries, or any material property of any thereof before any court or arbitrator or any governmental or administrative body, agency or official which, if adversely determined, could have a Material Adverse Effect.

     I am qualified to practice law in the State of Illinois and do not purport to be an expert on, or express any opinions concerning the laws of any jurisdiction other than the laws of the State of Illinois, the federal laws of the United States and the corporation law of the State of New York. Insofar as the opinion in paragraph (e) above involves other laws of the State of New York, I have assumed, with your consent, that such laws are the same as the laws of the State of Illinois.

     I am furnishing this opinion to you solely for your benefit and this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent; provided, that this opinion may be relied upon by any Bank that becomes a Bank after the date hereof in accordance with the terms and conditions of the Credit Agreement.

                                                    Very truly yours,

                       EXHIBIT F - OPINION OF SPECIAL COUNSEL FOR THE AGENTS


                                 OPINION OF
                   DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                               FOR THE AGENTS


                                                                   May __,  1998


To the Banks and the Agents
     Referred to Below
c/o Morgan Guaranty Trust Company
     of New York, as Documentation Agent
60 Wall Street
New York, New York  10260

Ladies and Gentleman:

     We have participated in the preparation of the Credit Agreement (the "CREDIT AGREEMENT") dated as of May __, 1998 among General American Transportation Corporation, a New York corporation (the "BORROWER"), the banks listed on the signature pages thereof (the "BANKS"), Morgan Guaranty Trust Company of New York, as Documentation Agent (the "DOCUMENTATION AGENT"), and The First National Bank of Chicago, as Administrative Agent (the "ADMINISTRATIVE AGENT") and have acted as special counsel for the Agents for the purpose of rendering this opinion pursuant to Section 3.01(c) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, we are of the opinion that:

     1. The execution, delivery and performance by the Borrower of the Credit Agreement are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.

     2. The Credit Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

                                            Very truly yours,

                            EXHIBIT G - ASSIGNMENT AND ASSUMPTION AGREEMENT



                     ASSIGNMENT AND ASSUMPTION AGREEMENT



     AGREEMENT dated as of _________, ____ among <NAME OF ASSIGNOR> (the "ASSIGNOR"), <NAME OF ASSIGNEE> (the "ASSIGNEE"), [GENERAL AMERICAN TRANSPORTATION CORPORATION (the "BORROWER") and THE FIRST NATIONAL BANK OF CHICAGO, as Administrative Agent (the "AGENT")].

     WHEREAS, this Assignment and Assumption Agreement (the "AGREEMENT") relates to the Credit Agreement dated as of May __, 1998 among the Borrower, the Assignor and the other Banks party thereto, as Banks, Morgan Guaranty Trust Company of New York, as Documentation Agent, and the Agent (as heretofore amended or otherwise modified, the "CREDIT AGREEMENT");

     WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Committed Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

     WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ [and Money Market Loans in the aggregate principal amount of $_______] are outstanding at the date hereof; and

     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "ASSIGNED AMOUNT"), together with a corresponding portion of its outstanding Committed Loans [and Money Market Loans], and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans [and Money Market Loans] made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, [the Borrower and the Agent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, [and] outstanding Committed Loans in the aggregate principal amount of $______ [and outstanding Money Market Loans in the aggregate principal amount of $______] and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

     SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.1 It is understood that facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof with respect to the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party. The Assignee hereby advises the Administrative Agent that notice and payment instructions are set forth in the attached Administrative Questionnaire.

     [SECTION 4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to Section 9.6(c) of the Credit Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of this consent.]

------------------------
        (1)Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

     SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

     SECTION 6. Representations and Warranties. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to this Agreement are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Credit Agreement will not be "plan assets" under ERISA.

     SECTION 7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 8. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                              <NAME OF ASSIGNOR>


                                              By:_________________________
                                                 Name:
                                                 Title:

                                              <NAME OF ASSIGNEE>


                                              By:__________________________
                                                 Name:
                                                 Title:

                                      GENERAL AMERICAN
                                       TRANSPORTATION CORPORATION


                                      By:__________________________
                                         Name:
                                         Title:

                                      THE FIRST NATIONAL BANK OF
                                       CHICAGO, as Administrative Agent


                                      By:__________________________
                                         Name:
                                         Title:

                                                                   SCHEDULE 5.10

     [Borrower to update]

SALE/LEASEBACK CAPITAL LEASES
DECEMBER 31, 1995

                                              NET
 DEAL    NUMBER                               BOOK                   EXPIRATION
NUMBER   OF CARS     COST       RESERVE      VALUE      OBLIGATION      DATE
------- ---------  ---------   ---------   ---------   ------------ ------------
   1          53    1,926,372   1,271,406     654,967      871,530      6-2004
   2           0            0           0           0            0
   3         167    7,480,202   4,641,400   2,838,802    4,300,059     12-2004
   4         123    5,521,068   3,767,676   1,753,392    2,624,310     12-2002
   5         171    7,777,827   5,300,987   2,467,840    3,830,110     12-2002
   6         171    8,196,955   4,754,238   3,442,718    5,352,858      6-2006
   7         178   10,137,934   6,105,800   4,032,134    6,775,856      9-2004
 83-1        132    9,958,091   6,138,899   3,819,193    7,313,387     12-2003
 83-2        107    5,536,060   3,413,904   2,122,156    4,034,723     12-2003
 83-3         94    5,069,206   3,126,014   1,943,192    3,670,625     12-2003
 84-1        501   22,715,639  10,889,480  11,826,159   19,282,390     12-2008
 85-1        248   11,314,167   4,946,487   6,367,681    7,148,895     12-2008
 85-2        210   10,549,482   4,585,254   5,964,228    7,315,353      6-2009
86-COMB      621   26,197,640  10,366,425  15,831,214   20,638,041     12-2010
 87-1        436   20,437,691   7,184,682  13,253,009   18,463,306      1-2011
        ---------  ---------   ---------   ---------   ------------ ------------
           3,212  152,818,335  76,492,651  76,325,684  111,621,443

SALE/LEASEBACK OPERATING LEASES
AS OF 4/30/96


       NUMBER                  REMAINING    EXPIRATION
DEAL   OF CARS     COST          DEBT          DATE
----- --------- -----------  ------------- -------------
90-1       688   35,052,163     56,369,402    9-2010
G90-2    1,299   65,112,862    107,568,406   12-2010
91-1     1,339   75,029,641    131,861,265    3-2014
92-1     1,279   74,845,019    125,859,302    8-2014
93-1     2,322  137,895,220    218,960,064    7-2015
94-1     2,312  130,000,125    228,931,372    1-2017
95-1     2,606  150,016,903    238,082,774    5-2017
95-2     1,668  100,019,539    167,596,632    7-2019
      --------- -----------  -------------
TOTAL   13,513  767,971,472  1,275,229,223

NOTE: These cars are considered off balance sheet debt and are part of GATC's operating fleet, but are not part of our owned fleet.

                          CROSS-REFERENCE TARGET LIST

          NOTE: DUE TO THE NUMBER OF TARGETS SOME TARGET NAMES MAY NOT
                      APPEAR IN THE TARGET PULL-DOWN LIST.

       (This list is for the use of the wordprocessor only, is not a part of this document and may be discarded.)

ARTICLE/SECTION            TARGET NAME     ARTICLE/SECTION            TARGET NAME      ARTICLE/SECTION            TARGET NAME
===============            ===========     ===============            ===========      ===============            ===========
1.01.......................definitions     ?.....................total.commitment      6.10.........................judgments
1.02..................acct.terms.deter     ?.........................amt.increase      6.11.............. change.control.borr
1.03..................types.borrowings     2.17........mand.prepay.change.control      7.01.........appointment.authorization
2.01.......................commit.lend     3.01.....................effectiveness      7.02.................agents.affiliates
2.02.............notice.comm.borrowing     3.01(a)...................counterparts      7.03.....................action.agents
2.02(a)..............not.commit.borrow     3.01(b)................opinion.counsel      7.04.............employ.agents.experts
2.02(a)(i)........................date     3.01(c)....................opinion.dpw      7.05..................liability.agents
2.02(a)(ii).....................amount     3.01(d)......................documents      7.06...................indemnification
2.02(a)(iii)..................... kind     3.01(e)...................sat.evidence      7.07...................credit.decision
2.02(a)(iv)...................duration     3.02........................borrowings      7.08.............successor.admin.agent
2.02(b)............loans.bear.interest     3.02(a)...............not.of.borrowing      7.09.......................agents.fees
2.02(e)................. ex.int.period     3.02(b)..........................equal      8.01.....basis.deter.int.rate.fairness
2.03..................money.mar.borrow     3.02(c).....................no.default      8.01(a)................dollar.deposits
2.03(a)...............money.mar.option     3.02(d)............rep.warranties.true      8.01(b)............cost.reflection.off
2.03(b)............... money.mar.quote     4.01....................corp.existence      8.02........................illegality
2.03(b)(i).......................2date     4.02.................auth.agree.no.vio      8.03........increa.cost.reduced.return
2.03(b)(ii)....................2amount     4.03....................govt.approvals      8.03(a).......................reserves
2.03(b)(iii)................ 2duration     4.04....................binding.effect      8.03(b).........reduced.rate.of.return
2.03(b)(iv)...................... type     4.05....................financial.info      8.03(c).......prompt.bank.notification
2.03(c)..........invit.mon.mark.quotes     4.05(a)..............con.balance.sheet      8.04..........................taxes(2)
2.03(d).....................submission     4.05(b).............no.material.change      8.04(a)...................define.taxes
2.03(d)(i)...................each.bank     4.06........................litigation      8.04(b)................no.deduct.taxes
2.03(d)(ii).................each.quote     4.07.................employee.benefits      8.04(c)................indemnify.taxes
2.03(d)(ii)(a)...................3date     4.08.............................taxes      8.04(d)..................IRS1001or4224
2.03(d)(ii)(b).................3amount     4.09..................... subsidiaries      8.04(e).......failure.these.provisions
2.03(d)(ii)(c)..................margin     4.10...................full.disclosure      8.04(f)............change.jurisdiction
2.03(d)(ii)(d)................int.rate     4.11..................compliance.w.law      8.05..............base.rate.loans.sub.
2.03(d)(ii)(e).......... identity.bank     4.12...................environ.matters      8.05(a)........prior.euro-dollar.loans
2.03(d)(iii)..........disregard.mmq.if     5.01.................maintenance.exist      8.05(b)...........then.repay.base.rate
2.03(d)(iii)(a).........not.in.conform     5.02...............compliance.laws.etc      8.06..................replacement.bank
2.03(d)(iii)(b)...........qualify.lang     5.03..................pay.taxes.claims      8.06(a)................agree.to.assume
2.03(d)(iii)(c).........proposed.terms     5.04.....................keeping.books      8.06(b).......................50%share
2.03(d)(iii)(d)...........late.arrival     5.05................visitation.inspect      8.06(c)...........................cost
2.03(e)............ notice.to.borrower     5.06........................ insurance      9.01...........................notices
2.03(f)...........accept.notice.borrow     5.07...............reporting.covenants      9.02........................no.waivers
2.03(f)(i)..............    not.exceed     5.07(a)..................annual.report      9.03..........expenses.indemnification
2.03(f)(ii)........... min.&.multiples     5.07(b)..............income.statements      9.03(a).........out-of-pocket.expenses
2.03(f)(iii)............ accept.offers     5.07(c)....................10-Q.filing      9.03(b)...........indemnitees.harmless
2.03(f)(iv).............may.not.accept     5.07(d)........borr.con.balance.sheets      9.04..................sharing.set-offs
2.03(g).....................allocation     5.07(e)...............borr.certificate      9.05................amendments.waivers
2.04...............not.bank.fund.loans     5.07(f)............account.certificate      9.06................successors.assigns
2.04(a).................  notification     5.07(g).............cert.after.default      9.06(a).............binding.successors
2.04(b).........................12noon     5.07(h)................copies.mailings      9.06(b).............bank-to-bank.grant
?.............................new.loan     ?.............notice.lawsuit.investiga      9.06(c)............bank-to-bank.assign
2.04(c)............notice.availability     5.07(j)...........other.requested.info      9.06(d)............assign.fed.res.bank
2.05..........................registry     5.08..............finan.test.covenants      9.06(e).............no.greater.payment
2.05(a).......................register     5.08(a)..........................ratio      9.07........................collateral
2.05(b)...........................note     5.08(b).......................sum.plus      9.08........................govern.law
2.06...............  maturity.of.loans     5.08(c).........65%.con.tang.net.worth      9.09..........counterparts.integration
2.07....................interest.rates     5.09.......................mergers.etc      9.10.................waiver.jury.trial
2.07(a).................base.rate.loan     5.10...................negative.pledge      9.11...................confidentiality
2.07(b)...............euro-dollar.loan     5.10(a).................liens.existing      8..................change.circumstance
2.07(c)............euro.dollar.overdue     5.10(b).............already.subsidiary      6.............................defaults
2.07(d)...............mmlibor.int.rate     5.10(c)................asset.financing      5......................art.5.covenants
2.07(e)....................admin.agent     5.10(d..................personal.liens      2........................art.2.credits
2.07(f).......................ref.bank     5.10(e).....................asset.lien      3.....................art.3.conditions
2.08..............................fees     5.10(f)...................refinan.lien
2.08(a)...................facility.fee     5.10(g).............securing.judgments
2.08(b)............ quarterly.payments     5.10(h).................Ordinary.liens
2.09.............Opt.term.reduc.commit     5.10(j)..................less.than.50%
2.10..................mand.term.commit     5.11......................use.proceeds
2.11.................. optional.prepay     5.12.................certain.transfers
2.11(a)............... aa.notification     5.13................trans.w.affiliates
2.11(b).....................not.prepay     6.............................defaults
2.11(c)..................notice.prepay     6.01..........................payments
2.12...................gen.pro.payment     6.02..............covenants.w/o.notice
2. 12(a).................prin.due.date     6.03...................other.covenants
2.12(b).................pay.assumption     6.04...................representations
2.13....................funding.losses     6.05...............non-pay.other.agree
2.14..................computa.int.fees     6.06..............defaults.other.agree
2.15................reg.d.compensation     6.07....................failure.to.pay
2.16...............opt.increase.commit     6.08........................bankruptcy
?........................prompt.notice     6.09.............................erisa

ARTICLE/SECTION  TARGET NAME   ARTICLE/SECTION  TARGET NAME   ARTICLE/SECTION  TARGET NAME    ARTICLE/SECTION   TARGET NAME
---------------  -----------   ---------------  -----------   ---------------  -----------    ---------------   -----------





                                       2